Lori R Taylor 22nd

Brazoria Self NA Power of Attorney Lori R Taylor driver_license 2 2 07/22/2023 132096765 Tamie Nichole Mason Tamie Nichole Mason06/22/2021 TEXAS 06/22/2021 Lori R Taylor

POWER OF ATTORNEY

The undersigned constitutes and appoints each of Scott Lerner, Sharla Cook and Becky Pickett, as the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Better Choice Company Inc. (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the "Act") and the rules under the Act;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever necessary, appropriate or convenient to be done in the exercise of any of the rights and powers granted in this Power of Attorney, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers granted in this Power of Attorney. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be effective as of this 22nd day of June, 2021.

Signature

Lori Taylor
Printed Name

Director
Title

Lori R Taylor

ALL-PURPOSE ACKNOWLEDGMENT

State/Commonwealth of TEXAS)
)
☐ City ☑ County of Brazoria)

On 06/22/2021 before me, Tamie Nichole Mason,
Date *Notary Name*

personally appeared Lori R Taylor
Name(s) of Signer(s)

☐ personally known to me **-- OR --**

☐ proved to me on the basis of the oath of ______________________ **-- OR --**
Name of Credible Witness

☑ proved to me on the basis of satisfactory evidence: driver_license
Type of ID Presented

to be the individual(s) whose name(s) is (are) subscribed to the within instrument, and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies) and by proper authority, and that by his/her/their signature(s) on the instrument, the individual(s), or the person(s) or entity upon behalf of which the individual(s) acted, executed the instrument for the purposes and consideration therein stated.

WITNESS my hand and official seal.

NOTARY PUBLIC STATE OF TEXAS
Tamie Nichole Mason
ID NUMBER
132096765
COMMISSION EXPIRES
July 22, 2023

Notary Public Signature: Tamie Nichole Mason

Notary Name: Tamie Nichole Mason

Notary Commission Number: 132096765

Notary Commission Expires: 07/22/2023

Notarized online using audio-video communication

DESCRIPTION OF ATTACHED DOCUMENT

Title or Type of Document: Power of Attorney

Document Date: 06/22/2021 Number of Pages (w/ certificate): 2

Signer(s) Other Than Named Above: NA

Capacity(ies) Claimed by Signer(s)

Signer's Name: Lori R Taylor

☐ Corporate Officer Title: ____________
☐ Partner – ☐ Limited ☐ General
☐ Individual ☐ Attorney in Fact
☐ Trustee ☐ Guardian of Conservator
☐ Other: ____________

Signer Is Representing: Self

Capacity(ies) Claimed by Signer(s)

Signer's Name: ____________

☐ Corporate Officer Title: ____________
☐ Partner – ☐ Limited ☐ General
☐ Individual ☐ Attorney in Fact
☐ Trustee ☐ Guardian of Conservator
☐ Other: ____________

Signer Is Representing: ____________